SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 17, 2005

Delta Financial Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12109	11-33336165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

1000 Woodbury Road, Suite 200, Woodbury, New York  11797-9003
(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: (516) 364-8500

N/A
(Former name or former address, if changed since last report)

Item 2.02. Results of Operations and Financial Condition

On February 17, 2005, Delta Financial Corporation issued a press release announcing its financial results for the three months and year ended December 31, 2004. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference. The press release shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits

99.1  Press Release, dated February 17, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DELTA FINANCIAL CORPORATION

By: /s/ Marc E. Miller
Name: Marc E. Miller
Title: Senior Vice President and Secretary

Dated: February 17, 2005